Exhibit 99.1

FOR IMMEDIATE DISTRIBUTION

Contacts:

Krister Romeyn

T 404 465 2231

Jim Fleming

T 404 465 2200

E IR@columbiapropertytrust.com

Columbia Property Trust Announces Pricing of $350 million

4.150% Senior Notes due 2025

ATLANTA (March 9, 2015) – Columbia Property Trust, Inc. (the “Company”) (NYSE:CXP) announced today that its operating partnership, Columbia Property Trust Operating Partnership, L.P., has priced a public offering of $350 million aggregate principal amount of 4.150% senior unsecured notes due April 1, 2025, at a price of $998.59 per $1,000 in principal amount. We intend to use the net proceeds from this offering to repay our outstanding $300 million unsecured bridge term loan, without penalty, which matures on July 6, 2015, and bears interest at LIBOR plus 1.15%, and for general corporate purposes. The offering is expected to close on March 12, 2015, subject to customary closing conditions. The notes will be fully and unconditionally guaranteed on a senior unsecured basis by the Company.

J.P. Morgan, Morgan Stanley, Wells Fargo Securities, Jefferies and US Bancorp are acting as joint book-running managers, with Goldman, Sachs & Co.; Regions Securities LLC; MUFG; BBVA Securities Inc.; BMO Capital Markets; Capital One Securities; Comerica Securities; Fifth Third Securities, Inc.; SMBC Nikko; and TD Securities acting as co-managers.

The offering may be made only by means of a prospectus supplement and accompanying prospectus. Copies of these documents may be obtained by contacting any of the following:

•	J.P. Morgan Securities LLC; 383 Madison Avenue, New York, New York 10179, Attention: Investment Grade Syndicate Desk - 3rd Floor; telephone: (212) 834-4533 (collect);

•	Morgan Stanley; 180 Varick Street, New York, New York 10014, Attention: Prospectus Department; telephone: (866) 718-1649 (toll free); or

•	Wells Fargo Securities, LLC; 608 2nd Avenue, South Minneapolis, Minnesota 55402, Attention: WFS Customer Service; telephone: (800) 645-3751 (toll free); email: wfscustomerservice@wellsfargo.com.

Electronic copies of the prospectus supplement and accompanying prospectus are also available from the Securities and Exchange Commission’s website at www.sec.gov.

-MORE-

Columbia Property Trust Announces Pricing of $350 million 4.150% Senior Notes due 2025

March 9, 2015

A shelf registration statement relating to these securities became effective upon filing with the Securities and Exchange Commission. This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Columbia Property Trust

Columbia Property Trust, a publicly traded REIT, invests in high-quality commercial office properties in primary markets nationwide and has achieved an investment-grade rating from both Moody’s and Standard & Poor’s rating services. As of February 12, 2015, Columbia Property Trust’s portfolio consisted of 38 office properties and one hotel, which included 55 operational buildings and comprised approximately 16.6 million square feet, located in 15 U.S. metropolitan statistical areas (MSAs).

Forward-Looking Statements:

Certain statements contained in this press release other than historical facts may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend for all such forward-looking statements to be covered by the applicable safe harbor provisions for forward-looking statements contained in those acts. Such statements include, in particular, statements about the closing of the offering and application of the proceeds therefrom. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We make no representations or warranties (express or implied) about the accuracy of any such forward-looking statements contained in this press release, and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Any such forward-looking statements are subject to risks, uncertainties, and other factors and are based on a number of assumptions involving judgments with respect to, among other things, future economic, competitive, and market conditions, all of which are difficult or impossible to predict accurately. To the extent that our assumptions differ from actual conditions, our ability to accurately anticipate results expressed in such forward-looking statements, including our ability to generate positive cash flow from operations, make distributions to stockholders, and maintain the value of our real estate properties, may be significantly hindered. See Item 1A in the Company’s most recently filed Annual Report on Form 10-K for the year ended December 31, 2014, for a discussion of some of the risks and uncertainties that could cause actual results to differ materially from those presented in our forward-looking statements. The risk factors described in our Annual Report are not the only ones we face, but do represent those risks and uncertainties that we believe are material to us. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also harm our business.

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